Exhibit 99.1
Alphabet Announces Second Quarter 2023 Results
Announces Plans for Chief Financial Officer Transition and Appointment of President and Chief Investment Officer
MOUNTAIN VIEW, Calif. – July 25, 2023 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended June 30, 2023.
Sundar Pichai, CEO of Alphabet and Google, said: “There’s exciting momentum across our products and the company, which drove strong results this quarter. Our continued leadership in AI and our excellence in engineering and innovation are driving the next evolution of Search, and improving all our services. With fifteen products that each serve half a billion people, and six that serve over two billion each, we have so many opportunities to deliver on our mission.”
Ruth Porat, CFO of Alphabet and Google, said: “Our financial results reflect continued resilience in Search, with an acceleration of revenue growth in both Search and YouTube, as well as momentum in Cloud. We continue investing for growth, while prioritizing our efforts to durably reengineer our cost base company-wide and create capacity to deliver sustainable value for the long term.”
Q2 2023 Financial Highlights (unaudited)
The following table summarizes our consolidated financial results for the quarters ended June 30, 2022 and 2023 (in millions, except for per share information and percentages).

	Quarter Ended June 30,
	2022	2023
Revenues	$69,685	$74,604
Change in revenues year over year	13%	7%
Change in constant currency revenues year over year(1)	16%	9%

Operating income	$19,453	$21,838
Operating margin	28%	29%

Other income (expense), net	$(439)	$65

Net income	$16,002	$18,368
Diluted EPS	$1.21	$1.44
(1)    Non-GAAP measure. See the table captioned “Reconciliation from GAAP revenues to non-GAAP constant currency revenues and GAAP percentage change in revenues to non-GAAP percentage change in constant currency revenues” for more details.

Q2 2023 Supplemental Information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and Number of Employees

	Quarter Ended June 30,
	2022	2023
Google Search & other	$40,689	$42,628
YouTube ads	7,340	7,665
Google Network	8,259	7,850
Google advertising	56,288	58,143
Google other	6,553	8,142
Google Services total	62,841	66,285
Google Cloud	6,276	8,031
Other Bets	193	285
Hedging gains (losses)	375	3
Total revenues	$69,685	$74,604

Total TAC	$12,214	$12,537

Number of employees(1)	174,014	181,798
(1)    The substantial majority of the employees affected by the reduction of our workforce are no longer included in our headcount as of June 30, 2023. We expect most of the remaining employees affected will no longer be reflected in our headcount by the end of 2023, subject to local law and consultation requirements.
Segment Operating Results
As announced on April 20, 2023, we brought together part of Google Research (the Brain team) and DeepMind to significantly accelerate our progress in artificial intelligence (AI). The group, called Google DeepMind, is reported within Alphabet's unallocated corporate costs prospectively beginning in the second quarter of 2023. Previously, the Brain team was included within Google Services.

	Quarter Ended June 30,
	2022	2023
	(recast)
Operating income (loss):
Google Services	$21,621	$23,454
Google Cloud	(590)	395
Other Bets	(1,339)	(813)
Corporate costs, unallocated(1)	(239)	(1,198)
Total income from operations	$19,453	$21,838
(1)In addition to the Alphabet-level costs included in unallocated corporate costs, hedging gains (losses) related to revenue were $375 million and $3 million for the three months ended June 30, 2022 and 2023, respectively.

Additional Information Relating to the Quarter Ended June 30, 2023 (unaudited)
Reductions in Our Workforce and Office Space
In January 2023, we announced a reduction of our workforce, and as a result we recorded employee severance and related charges of $2.0 billion for the six months ended June 30, 2023. In addition, we are taking actions to optimize our global office space. As a result, total charges recorded during the six months ended June 30, 2023 were $633 million, of which $564 million and $69 million were recorded during the three months ended March 31, 2023 and June 30, 2023, respectively. We may incur additional charges in the future as we further evaluate our real estate needs.
For segment reporting, the substantial majority of these charges are included within unallocated corporate costs in our segment results.
Change in Useful Lives of Our Server and Network Equipment
In January 2023, we completed an assessment of the useful lives of our servers and network equipment and adjusted the estimated useful life of our servers from four years to six years and the estimated useful life of certain network equipment from five years to six years. This change in accounting estimate was effective beginning in fiscal year 2023, and the effect was a reduction in depreciation expense of $966 million and $2.0 billion and an increase in net income of $752 million and $1.5 billion, or $0.06 and $0.12 per basic and $0.06 and $0.12 per diluted share for the three and six months ended June 30, 2023, respectively.
Additional Information Regarding Chief Financial Officer Transition and Appointment of President and Chief Investment Officer
Alphabet and Google CFO Ruth Porat will assume the newly created role of President and Chief Investment Officer of Alphabet and Google, effective September 1, 2023. Ruth will continue to serve as CFO, including leading the company’s 2024 and long-range capital planning processes, while the company searches for and selects her successor.
In her new role, Ruth will continue to report to Sundar Pichai, Alphabet and Google CEO.
Ruth assumed the role of CFO in May 2015 and is the company’s longest-serving CFO.
In her new role, Ruth will be responsible for Alphabet’s investments in its Other Bets portfolio, working closely with Sundar, and the company’s investments in countries and communities around the world. Alphabet’s investments span numerous sectors and are engines of economic growth globally. She will also focus on engagement with policymakers and regulators regarding employment, economic opportunity, competitiveness, and infrastructure expansion.
“Ruth has worked to drive financial discipline and returns for shareholders, while spearheading investment to create sustainable, long-term value. As today’s results show, we’re making good progress and we’re committed to continuing this important work,” Sundar said. “In her new role, Ruth will strengthen our collaboration with policy makers and shape our corporate investments to have maximum economic impact for people and economies around the world.”
“I’m excited about this new role and the opportunity to engage with leaders globally to unlock economic growth via technology and investment,” said Ruth. “I'm committed to Google’s continued growth and ensuring that our diverse global investments are supported with strong partnership to create opportunities for people and communities, everywhere.”
Webcast and Conference Call Information
A live audio webcast of our second quarter 2023 earnings release call will be available on YouTube at https://abc.xyz/2023-q2-earnings-call/. The call begins today at 2:00 PM (PT) / 5:00 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google’s Keyword blog at https://www.blog.google/, which may be of interest or material to our investors.

Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of July 25, 2023. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation from net cash provided by operating activities to free cash flow” and “Reconciliation from GAAP revenues to non-GAAP constant currency revenues and GAAP percentage change in revenues to non-GAAP percentage change in constant currency revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value per share amounts)

	As of December 31,	As of June 30,
	2022	2023
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,879	$25,929
Marketable securities	91,883	92,403
Total cash, cash equivalents, and marketable securities	113,762	118,332
Accounts receivable, net	40,258	38,804
Inventory	2,670	2,231
Other current assets	8,105	9,421
Total current assets	164,795	168,788
Non-marketable securities	30,492	31,224
Deferred income taxes	5,261	9,357
Property and equipment, net	112,668	121,208
Operating lease assets	14,381	14,469
Intangible assets, net	2,084	1,966
Goodwill	28,960	29,210
Other non-current assets	6,623	6,822
Total assets	$365,264	$383,044
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,128	$5,313
Accrued compensation and benefits	14,028	11,260
Accrued expenses and other current liabilities	37,866	49,300
Accrued revenue share	8,370	7,990
Deferred revenue	3,908	3,846
Total current liabilities	69,300	77,709
Long-term debt	14,701	13,705
Deferred revenue, non-current	599	667
Income taxes payable, non-current	9,258	8,753
Deferred income taxes	514	558
Operating lease liabilities	12,501	12,746
Other long-term liabilities	2,247	1,765
Total liabilities	109,120	115,903
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100 shares authorized; no shares issued and outstanding	0	0
Class A, Class B, and Class C stock and additional paid-in capital, $0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,849 (Class A 5,964, Class B 883, Class C 6,002) and 12,629 (Class A 5,934, Class B 876, Class C 5,819) shares issued and outstanding	68,184	72,248
Accumulated other comprehensive income (loss)	(7,603)	(5,991)
Retained earnings	195,563	200,884
Total stockholders’ equity	256,144	267,141
Total liabilities and stockholders’ equity	$365,264	$383,044

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts, unaudited)

	Quarter Ended June 30,		Year to Date June 30,
	2022	2023	2022	2023
Revenues	$69,685	$74,604	$137,696	$144,391
Costs and expenses:
Cost of revenues	30,104	31,916	59,703	62,528
Research and development	9,841	10,588	18,960	22,056
Sales and marketing	6,630	6,781	12,455	13,314
General and administrative	3,657	3,481	7,031	7,240
Total costs and expenses	50,232	52,766	98,149	105,138
Income from operations	19,453	21,838	39,547	39,253
Other income (expense), net	(439)	65	(1,599)	855
Income before income taxes	19,014	21,903	37,948	40,108
Provision for income taxes	3,012	3,535	5,510	6,689
Net income	$16,002	$18,368	$32,438	$33,419

Basic earnings per share of Class A, Class B, and Class C stock	$1.22	$1.45	$2.46	$2.63
Diluted earnings per share of Class A, Class B, and Class C stock	$1.21	$1.44	$2.44	$2.61
Number of shares used in basic earnings per share calculation	13,133	12,668	13,168	12,725
Number of shares used in diluted earnings per share calculation	13,239	12,764	13,295	12,794

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Quarter Ended June 30,		Year to Date June 30,
	2022	2023	2022	2023
Operating activities
Net income	$16,002	$18,368	$32,438	$33,419
Adjustments:
Depreciation and impairment of property and equipment	3,698	3,279	7,289	6,339
Amortization and impairment of intangible assets	201	118	392	244
Stock-based compensation expense	4,782	5,774	9,286	11,058
Deferred income taxes	(2,147)	(2,415)	(4,237)	(4,269)
Loss on debt and equity securities, net	1,041	509	2,478	425
Other	62	97	202	650
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(1,969)	(2,948)	2,395	1,506
Income taxes, net(1)	(4,073)	4,451	(253)	8,520
Other assets	(845)	(513)	(1,621)	(1,259)
Accounts payable	1,201	1,119	(1,172)	14
Accrued expenses and other liabilities	1,497	459	(1,719)	(4,037)
Accrued revenue share	(114)	184	(942)	(418)
Deferred revenue	86	184	(8)	(17)
Net cash provided by operating activities	19,422	28,666	44,528	52,175
Investing activities
Purchases of property and equipment	(6,828)	(6,888)	(16,614)	(13,177)
Purchases of marketable securities	(21,737)	(21,362)	(50,199)	(35,589)
Maturities and sales of marketable securities	25,595	18,722	55,374	37,049
Purchases of non-marketable securities	(488)	(887)	(1,264)	(1,513)
Maturities and sales of non-marketable securities	113	145	125	181
Acquisitions, net of cash acquired, and purchases of intangible assets	(1,063)	(298)	(1,236)	(340)
Other investing activities	221	(232)	576	(357)
Net cash used in investing activities	(4,187)	(10,800)	(13,238)	(13,746)
Financing activities
Net payments related to stock-based award activities	(2,264)	(2,736)	(5,180)	(4,725)
Repurchases of stock	(15,197)	(14,969)	(28,497)	(29,526)
Proceeds from issuance of debt, net of costs	12,806	1,123	29,228	8,050
Repayments of debt	(13,162)	(1,255)	(29,582)	(8,207)
Proceeds from sale of interest in consolidated entities, net	0	2	0	5
Net cash used in financing activities	(17,817)	(17,835)	(34,031)	(34,403)
Effect of exchange rate changes on cash and cash equivalents	(368)	(26)	(268)	24
Net increase (decrease) in cash and cash equivalents	(2,950)	5	(3,009)	4,050
Cash and cash equivalents at beginning of period	20,886	25,924	20,945	21,879
Cash and cash equivalents at end of period	$17,936	$25,929	$17,936	$25,929
(1)     The three and six months periods ended June 30, 2023 include the effect of the IRS payment deferral relief made available to taxpayers headquartered in designated counties in California, The payment will be made in the fourth quarter of 2023.

Segment Results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended June 30,
	2022	2023
	(recast)
Revenues:
Google Services	$62,841	$66,285
Google Cloud	6,276	8,031
Other Bets	193	285
Hedging gains (losses)	375	3
Total revenues	$69,685	$74,604
Operating income (loss):
Google Services	$21,621	$23,454
Google Cloud	(590)	395
Other Bets	(1,339)	(813)
Corporate costs, unallocated	(239)	(1,198)
Total income from operations	$19,453	$21,838
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, hardware, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; sales of apps and in-app purchases, and hardware; and fees received for subscription-based products such as YouTube Premium and YouTube TV.
•Google Cloud includes infrastructure and platform services, collaboration tools, and other services for enterprise customers. Google Cloud generates revenues from fees received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of health technology and internet services.
Certain costs are not allocated to our segments because they represent Alphabet-level activities. These costs primarily include AI-focused shared R&D activities; corporate initiatives such as our philanthropic activities; corporate shared costs such as certain finance, human resource, and legal costs, including certain fines and settlements. Charges associated with reductions in our workforce and office space announced in January 2023 are not allocated to our segments. Additionally, hedging gains (losses) related to revenue are not allocated to our segments.

Other Income (Expense), Net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended June 30,
	2022	2023
Interest income	$486	$892
Interest expense	(83)	(43)
Foreign currency exchange gain (loss), net	(260)	(268)
Gain (loss) on debt securities, net	(790)	(304)
Gain (loss) on equity securities, net(1)	(251)	(205)
Performance fees	318	5
Income (loss) and impairment from equity method investments, net	(118)	(106)
Other	259	94
Other income (expense), net	$(439)	$65
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q2 2023, the net effect of the gain on equity securities of $205 million and the $5 million reversal of previously accrued performance fees related to certain investments increased the provision for income tax, net income, and diluted EPS by $42 million, $158 million, and $0.01, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.
Reconciliation from Net Cash Provided by Operating Activities to Free Cash Flow (in millions; unaudited):
We provide free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended June 30, 2023
Net cash provided by operating activities	$28,666
Less: purchases of property and equipment	(6,888)
Free cash flow	$21,778
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.
Revenues by Geography
Comparison from the Quarter Ended June 30, 2022 to the Quarter Ended June 30, 2023

			Quarter Ended June 30, 2023
					% Change from Prior Period
	Quarter Ended June 30,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2022	2023
United States	$32,727	$35,073	$0	$35,073	7%		0%	7%
EMEA	20,533	22,289	(275)	22,564	9%		(1)%	10%
APAC	11,710	12,728	(565)	13,293	9%		(5)%	14%
Other Americas	4,340	4,511	(306)	4,817	4%		(7)%	11%
Revenues, excluding hedging effect	69,310	74,601	(1,146)	75,747	8%		(1)%	9%
Hedging gains (losses)	375	3
Total revenues(1)	$69,685	$74,604		$75,747	7%	(1)%	(1)%	9%
(1)Total constant currency revenues of $75.7 billion for the quarter ended June 30, 2023 increased $6.4 billion compared to $69.3 billion in revenues, excluding hedging effect for the quarter ended June 30, 2022.
Comparison from the Quarter Ended March 31, 2023 to the Quarter Ended June 30, 2023

			Quarter Ended June 30, 2023
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	March 31, 2023	June 30, 2023
United States	$32,864	$35,073	$0	$35,073	7%		0%	7%
EMEA	21,078	22,289	275	22,014	6%		2%	4%
APAC	11,681	12,728	(99)	12,827	9%		(1)%	10%
Other Americas	4,080	4,511	8	4,503	11%		1%	10%
Revenues, excluding hedging effect	69,703	74,601	184	74,417	7%		0%	7%
Hedging gains (losses)	84	3
Total revenues(1)	$69,787	$74,604		$74,417	7%	0%	0%	7%
(1)Total constant currency revenues of $74.4 billion for the quarter ended June 30, 2023 increased $4.7 billion compared to $69.7 billion in revenues, excluding hedging effect for the quarter ended March 31, 2023.

Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended June 30, 2021 to the Quarter Ended June 30, 2022

			Quarter Ended June 30, 2022
	Quarter Ended June 30,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2021	2022
Revenues excluding hedging effect	$61,887	$69,310	$(2,682)	$71,992	12%		(4)%	16%
Hedging gains (losses)	(7)	375
Total revenues	$61,880	$69,685		$71,992	13%	1%	(4)%	16%